UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2024 (February 29, 2024)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 29, 2024, Celanese Corporation (“Celanese” or the “Company”) announced the intended closure of its facility in Mechelen, Belgium to help optimize the Company’s production costs across its global network. Celanese’s facility in Mechelen, Belgium is an Engineered Materials compounding site acquired as part of the Company's acquisition of the majority of the Mobility & Materials business of DuPont de Nemours, Inc. in November 2022. This proposed cessation is subject to a consultation process with the applicable works council and union representatives at the facility, which the Company intends to initiate on March 4, 2024. The Company intends to permanently cease all manufacturing operations by the end of September 2024, subject to the completion of such consultation process.

As a result of this intended closure, the Company expects to record expenses, excluding employee termination costs, of approximately $60-75 million, consisting primarily of approximately $40-50 million of non-cash accelerated depreciation of fixed asset costs and approximately $20-25 million of other facility-related shutdown cash costs, with such cash outflows expected to occur during fiscal 2024 and 2025.

In addition to these expenses, the Company expects to incur employee termination costs, which are subject to the above-referenced works council consultation. Until such consultation is concluded, the Company is unable to reasonably estimate the employee termination costs it will incur in connection with the intended actions. The Company will disclose the amount, type and timing of such costs promptly after they are determined.

The above charges are estimates; the actual charges may vary significantly based on various factors, including the outcome of the consultation process with the applicable works council and union representatives.

Forward-Looking Statements

The information set forth in this Current Report contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, expected future costs associated with the anticipated closure of the above-referenced facility in Mechelen, Belgium and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Numerous factors, many of which are beyond the Company’s control could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the statement is made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ MICHAEL R. SULLIVAN
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	February 29, 2024
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